EXHIBIT 24.1

POWER OF ATTORNEY

(1,500,000 Shares Under McCormick & Schmick’s Seafood Restaurants, Inc.

2004 Stock Incentive Plan)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of McCormick & Schmick’s Seafood Restaurants, Inc. does hereby constitute and appoint Douglas L. Schmick, Saed Mohseni and Emanuel N. Hilario his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of McCormick & Schmick’s Seafood Restaurants, Inc. or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable McCormick & Schmick’s Seafood Restaurants, Inc. to comply with the Securities Act of 1933, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, of shares of Common Stock of McCormick & Schmick’s Seafood Restaurants, Inc. issuable pursuant to the McCormick & Schmick’s Seafood Restaurants, Inc. 2004 Stock Incentive Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of McCormick & Schmick’s Seafood Restaurants, Inc. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  July 13, 2005

/S/ SAED MOHSENI	/S/ FORTUNATO N. VALENTI
Saed Mohseni	Fortunato N. Valenti

/S/ EMANUEL N. HILARIO	/S/ JUSTIN WENDER
Emanuel N. Hilario	Justin Wender

/S/ DOUGLAS L. SCHMICK	/S/ ELLIOTT H. JURGENSEN, JR.
Douglas L. Schmick	Elliott H. Jurgensen, Jr.

/S/ J. RICE EDMONDS	/S/ LEE M. COHN
J. Rice Edmonds	Lee M. Cohn

/S/ DAVID B. PITTAWAY
David B. Pittaway

/S/ HAROLD O. ROSSER
Harold O. Rosser